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Exhibit 1

Joint Filing Agreement

    In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, each of the persons named below agrees to the joint filing of a Statement on Schedule 13D (including amendments thereto) with respect to the Class A common stock of Schuler Homes, Inc., a Delaware corporation, and further agrees that this Joint Filing Agreement be included as an exhibit to such filings provided that, as contemplated by Section 13d-1(k)(1)(ii), no person shall be responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate. This Joint Filing may be executed in any number of counterparts, all of which together shall constitute one and the same instrument.

Date: November 14, 2001	APOLLO REAL ESTATE INVESTMENT FUND, L.P.

	By:	APOLLO REAL ESTATE ADVISORS, L.P. Its General Partner

		By:	APOLLO REAL ESTATE MANAGEMENT, INC. Its General Partner

By:
/s/ MICHAEL D. WEINER Its Vice President

APOLLO REAL ESTATE ADVISORS, L.P.

	By:	APOLLO REAL ESTATE MANAGEMENT, INC. Its General Partner

By:
/s/ MICHAEL D. WEINER Its Vice President

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Exhibit 1
Joint Filing Agreement